Exhibit 23.3

Independent Mining Consultants, Inc.

3560 E. Gas Road

Tucson, AZ 85714

CONSENT OF THIRD-PARTY QUALIFIED PERSON

Independent Mining Consultants, Inc. (“IMC”), in connection with the filing of Hycroft Mining Holding Corporation’s registration statement on 2023 Form 10-K and Form S-8, and any amendments or supplements and/or exhibits thereto (collectively, the “Registration Statement”), consent to:

●	the filing and use of the technical report summary titled “Hycroft Property Initial Assessment Technical Report Summary, Humboldt and Pershing Counties, Nevada, United States of America” (the “2023 Hycroft TRS”), with an effective date of March 27, 2023, as an exhibit to and referenced in the Registration Statement;

●	the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission), in connection with the Registration Statement and the 2023 Hycroft TRS; and

●	the information derived, summarized, quoted or referenced from the 2023 Hycroft TRS, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included or incorporated by reference in the Registration Statement.

IMC is responsible for authoring, and this consent pertains to, the following sections of the 2023 Hycroft TRS: sections 1.4, 1.6, 1.7, 1.9, 6, 7, 8, 9, 11, 20, and for portions of sections 22, 23, 24, and 25.

June 13, 2024

/s/ John M. Marek
Signature of Authorized Person for
Independent Mining Consultants, Inc.

John M. Marek
Print name of Authorized Person for
Independent Mining Consultants, Inc.